Exhibit 99.1

Castle Biosciences Reports Second Quarter 2025 Results

Delivered Q2 2025 revenue of $86 million
Q2 2025 total test reports for our core revenue drivers (DecisionDx®-Melanoma, TissueCypher®) increased 33% over Q2 2024
Raising full-year 2025 revenue guidance range to $310-320 million from $287-297 million
Conference call and webcast today at 4:30 p.m. ET

FRIENDSWOOD, Texas - August 4, 2025--Castle Biosciences, Inc. (Nasdaq: CSTL), a company improving health through innovative tests that guide patient care, today announced its financial results for the second quarter and six months ended June 30, 2025.

“Following a strong first quarter, our team closed out a very successful second quarter that we believe continued to reflect the clinical value our tests provide to clinicians and their patients,” said Derek Maetzold, president and chief executive officer of Castle Biosciences. “We saw very solid total year-over-year test volume growth in our core revenue drivers, with both DecisionDx-Melanoma and TissueCypher exceeding our volume expectations for the quarter, driving our top-line performance.

“In alignment with our capital allocation priorities and M&A strategy, we closed the Previse tuck-in acquisition and announced an exciting collaboration and license agreement with SciBase, both of which we believe will support our mid- to long-term value creation goals. At the same time, we remain deeply focused on execution across our current test portfolio, which we believe positions us well for continued near-term success. Our ability to invest in the future while advancing our core franchises reflects the strength of our growth initiatives and commitment to delivering sustainable value to our stakeholders.”

Second Quarter Ended June 30, 2025, Financial and Operational Highlights
•Revenues were $86.2 million, compared to $87.0 million in the second quarter of 2024. Affecting second quarter 2025 revenue was the Novitas local coverage determination (LCD), Genetic Testing in Oncology: Specific Tests, that included DecisionDx®-SCC as noncovered, which became effective April 24, 2025, as well as discontinuation of IDgenetix® in May 2025.
•Adjusted Revenues, which exclude the effects of revenue adjustments related to tests delivered in prior periods, were $86.2 million, compared to $86.6 million for the same period in 2024.
•Delivered 26,574 total test reports in the second quarter of 2025, an increase of 6% compared to 25,102 in the same period of 2024. Affecting second quarter 2025 test report volume was the Novitas LCD, Genetic Testing in Oncology: Specific Tests, that included DecisionDx-SCC as noncovered, which became effective April 24, 2025, as well as discontinuation of IDgenetix in May 2025:
◦DecisionDx-Melanoma test reports delivered in the quarter were 9,981, compared to 9,585 in the second quarter of 2024.
◦TissueCypher Barrett’s Esophagus test reports delivered in the quarter were 9,170, compared to 4,782 in the second quarter of 2024.
◦DecisionDx-SCC test reports delivered in the quarter were 4,762, compared to 4,277 in the second quarter of 2024. Affecting second quarter test report volume was the

Novitas LCD, Genetic Testing in Oncology: Specific Tests, that included DecisionDx-SCC as noncovered, which became effective April 24, 2025.
◦MyPath® Melanoma test reports delivered in the quarter were 1,166, compared to 1,099 in the second quarter of 2024.
◦IDgenetix test reports delivered in the quarter were 1,027, compared to 4,903 in the second quarter of 2024. The Company discontinued its IDgenetix test offering effective May 2025.
◦DecisionDx®-UM test reports delivered in the quarter were 468, compared to 456 in the second quarter of 2024.
•Gross margin was 77%, and Adjusted Gross Margin was 80%, compared to 81% and 83%, respectively, for the same periods in 2024.
•Net cash provided by operations was $20.8 million, compared to net cash provided by operations of $24.0 million for the same period in 2024.
•Net income, which includes non-cash stock-based compensation expense of $11.2 million, was $4.5 million, compared to net income of $8.9 million for the same period in 2024.
•Net income per share and Adjusted Net Income per Share, Basic and Diluted, was $0.16 and $0.15, respectively, compared to $0.32 and $0.31, respectively, for the same period in 2024.
•Adjusted EBITDA was $10.4 million, compared to $21.5 million for the same period in 2024.

Six Months Ended June 30, 2025, Financial and Operational Highlights
•Revenues were $174.2 million, a 9% increase compared to $160.0 million during the same period in 2024. Affecting six months ended June 30, 2025 revenue was the Novitas LCD, Genetic Testing in Oncology: Specific Tests, that included DecisionDx-SCC as noncovered, which became effective April 24, 2025, as well as discontinuation of IDgenetix in May 2025.
•Adjusted Revenues, which exclude the effects of revenue adjustments related to tests delivered in prior periods, were $176.2 million, an 11% increase compared to $159.0 million for the same period in 2024.
•Delivered 50,976 total test reports in the six months ended June 30, 2025, an increase of 11% compared to 45,990 in the same period of 2024. Affecting six months ended June 30, 2025 test report volume was the Novitas LCD, Genetic Testing in Oncology: Specific Tests, that included DecisionDx-SCC as noncovered, which became effective April 24, 2025, as well as discontinuation of IDgenetix in May 2025:
◦DecisionDx-Melanoma test reports delivered in the six months ended June 30, 2025, were 18,602, compared to 17,969 for the same period in 2024.
◦TissueCypher Barrett’s Esophagus test reports delivered in the six months ended June 30, 2025, were 16,602, compared to 8,211 for the same period in 2024.
◦DecisionDx-SCC test reports delivered in the six months ended June 30, 2025, were 9,137, compared to 7,854 for the same period in 2024. Affecting six months ended June 30, 2025 volume was the Novitas LCD, Genetic Testing in Oncology: Specific Tests, that included DecisionDx-SCC as noncovered, which became effective April 24, 2025.
◦MyPath Melanoma test reports delivered in the six months ended June 30, 2025, were 2,092, compared to 2,097 for the same period in 2024.
◦IDgenetix test reports delivered in the six months ended June 30, 2025, were 3,605, compared to 8,981 for the same period in 2024. The Company discontinued its IDgenetix test offering effective May 2025.
◦DecisionDx-UM test reports delivered in the six months ended June 30, 2025, were 938, compared to 878 for the same period in 2024.
•Gross margin for the six months ended June 30, 2025, was 63%, and Adjusted Gross Margin was 81%.

•Net cash provided by operations was $14.8 million, compared to $17.2 million net cash provided by operations for the same period in 2024.
•Net loss, which includes non-cash stock-based compensation expense of $22.4 million, was $21.3 million, compared to net income of $6.4 million for the same period in 2024.
•Net loss per share, Basic and Diluted, was $0.74 and Adjusted Net Loss per Share, Basic and Diluted, was $0.04, compared to Net income per share and Adjusted Net Income per Share, Basic and Diluted, of $0.23 and $0.22, respectively, for the same period in 2024.
•Adjusted EBITDA was $23.4 million, compared to $32.1 million for the same period in 2024.
Cash, Cash Equivalents and Marketable Investment Securities
As of June 30, 2025, the Company’s cash, cash equivalents and marketable investment securities totaled $275.9 million.
2025 Outlook
Castle Biosciences is raising its guidance for anticipated total revenue in 2025. The Company now anticipates generating between $310-320 million in total revenue in 2025, compared to the previously provided guidance of between $287-297 million.
Second Quarter and Recent Accomplishments and Highlights
Dermatology
•DecisionDx-Melanoma: DecisionDx-Melanoma test has been granted Breakthrough Device designation from the U.S. Food and Drug Administration (FDA). The FDA grants Breakthrough Device designation to select qualifying devices that may offer improved treatment or diagnosis of life-threatening or irreversibly debilitating diseases when compared to currently available alternatives. The Breakthrough Devices Program is intended to provide patients and healthcare providers with timely access to medical devices by speeding up development, assessment and review. See the Company’s news release from July 23, 2025, for more information.
•DecisionDx-Melanoma: Prior studies have shown that clinicians use DecisionDx-Melanoma to inform both avoiding sentinel lymph node biopsy procedures in low-risk patients and initiation of surveillance imaging and referrals to medical oncology in high-risk patients, which enables early detection of recurrences and initiation of therapy. Early detection has been shown to improve outcomes to a greater extent when therapy is initiated with smaller metastatic burden, which can improve net health outcomes. The Company presented novel research as part of Castle’s ongoing collaboration with the NCI’s SEER Program Registries at the 2025 American Society of Clinical Oncology (ASCO) Annual Meeting. The study presented an updated matching of patients who received DecisionDx-Melanoma as part of their clinical care to those who did not. In this large, real-world cohort of 13,560 patients with CM – the largest real-world study of gene expression profile testing to date – the DecisionDx-Melanoma was associated with a 32% reduction in mortality risk compared to untested patients, providing further evidence of the test’s association with improved patient survival. Additionally, test performance on independent risk stratification was re-confirmed. See the Company’s news release from May 29, 2025, for more information.
•DecisionDx-SCC: The Company submitted a DecisionDx-SCC reconsideration request for the Novitas LCD and received notification confirming acceptance of the reconsideration submission.
•DecisionDx-SCC: Two new studies were published in SKIN The Journal of Cutaneous Medicine supporting the clinical utility of DecisionDx-SCC in patients with high-risk cutaneous squamous cell carcinoma (SCC). The first study represents a new validation milestone, establishing DecisionDx-SCC as a significant predictor of local recurrence (LR) in patients classified as high-risk by National Comprehensive Cancer Network (NCCN) guidelines, thereby adding a third utility to the test's existing capabilities. The test has now been validated to predict individual risk of metastasis, benefit from adjuvant radiation therapy (ART) and risk of LR, providing comprehensive results to support tailored post-surgical management and treatment pathway recommendations for patients with SCC. The second study shares results from a clinician survey, affirming the impact of the test’s results in guiding these recommendations, specifically the use of ART and surveillance imaging, by providing actionable decision points based on individual patient risk.
Gastroenterology
•The Company closed its acquisition of Capsulomics, Inc., d/b/a Previse. This acquisition has the potential to increase Castle’s GI offerings. There is the potential to create a multiomics approach for improved patient care in Barrett’s esophagus, as well as a nonendoscopic sample collection device for pipeline opportunities to potentially expand screening and diagnostic support for patients with Barrett's esophagus and other GI diseases. See the Company’s news release from May 5, 2025, for more information.
Uveal Melanoma
•The Company announced new data from the first independent validation of the recently published Collaborative Ocular Oncology Group Study No. 2 (COOG2.) by Harbour et al. The data, from a real-world cohort of 1,297 patients with uveal melanoma (UM), was presented at the Association for Research in Vision and Ophthalmology (ARVO) 2025 Annual Meeting in Salt Lake City. The findings provided further support for adding Preferentially Expressed Antigen in Melanoma (PRAME) gene expression information to the DecisionDx-UM test result to further refine metastatic risk prediction for patients with UM, which is a rare but aggressive eye cancer. See the Company’s news release from May 9, 2025, for more information.
Pipeline Initiatives
•The Company announced that it entered into a collaboration and license agreement with SciBase Holding AB (“SciBase”) utilizing SciBase’s Electrical Impedance Spectroscopy technology, which includes both desktop and point-of-care instruments. The initial goal of the collaboration is to advance the development of a diagnostic test that predicts flares in patients diagnosed with atopic dermatitis (AD), a U.S., market with an estimated up to 24 million patients.1, 2 See the Company’s news release from June 16, 2025, for more information.
Corporate
•The Company announced that its founder, president and chief executive officer Derek Maetzold was awarded a distinguished Lifetime Achievement Award in the Management: Business Products Industries category in the 23rd Annual American Business Awards. The American Business Awards recognizes outstanding business performances in the United States, with more than 3,600 nominations from organizations of all sizes submitted this year for consideration in a wide range of categories. See the Company’s news release from June 4, 2025, for more information.
•The Company announced that it earned multiple awards through the 2025 Top Workplaces program: a third consecutive national Healthcare Industry Top Workplaces award, with Castle ranking third among other recognized companies in its size bracket; a fourth consecutive regional Arizona Top Workplaces award from AZ Central; and consecutive national Top Workplaces Culture Excellence awards for Innovation, Work-Life Flexibility, Compensation & Benefits, Leadership and Purpose & Values. Top Workplaces award designations are garnered solely through anonymous employee feedback gathered through a third-party survey administered by Energage. The confidential survey measures the workplace experience and various culture themes that are indicative of successful organizations. See the Company’s news release from July 17, 2025, for more information.
•The Company announced that Maetzold was also named a 2025 Most Admired CEO by the Houston Business Journal. This prestigious honor celebrates leaders who have
1 https://nationaleczema.org/eczema-facts/#:~:text=Atopic%20dermatitis%3A%20Atopic%20dermatitis%20is,for%20moderate%20to%20severe%20disease
2 https://www.annallergy.org/article/S1081-1206(19)30371-0/abstract demonstrated outstanding financial stewardship, fostered inclusive and thriving workplace cultures, and made meaningful contributions to the greater Houston community. See the Company’s news release from July 25, 2025, for more information.

Conference Call and Webcast Details
Castle Biosciences will hold a conference call on Monday, August 4, 2025, at 4:30 p.m. Eastern time to discuss its second quarter 2025 results and provide a corporate update.

A live webcast of the conference call can be accessed here: https://events.q4inc.com/attendee/164444215 or via the webcast link on the Investor Relations page of the Company’s website, https://ir.castlebiosciences.com/overview/default.aspx. Please access the webcast at least 10 minutes before the conference call start time. An archive of the webcast will be available on the Company’s website until August 25, 2025.

To access the live conference call via phone, please dial 833 470 1428 from the United States, or +1 404 975 4839 internationally, at least 10 minutes prior to the start of the call, using the conference ID 638217.

There will be a brief Question & Answer session following management commentary.
Use of Non-GAAP Financial Measures (UNAUDITED)
In this release, we use the metrics of Adjusted Revenues, Adjusted Gross Margin, Adjusted EBITDA and Adjusted Net Income (Loss) per Share, Basic and Diluted, which are non-GAAP financial measures and are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). Adjusted Revenues and Adjusted Gross Margin reflect adjustments to GAAP net revenues to exclude net positive and/or net negative revenue adjustments recorded in the current period associated with changes in estimated variable consideration related to test reports delivered in previous periods. Adjusted Gross Margin further excludes acquisition-related intangible asset amortization. Adjusted EBITDA excludes from net income (loss): interest income, interest expense, income tax benefit, depreciation and amortization expense, stock-based compensation expense and changes in fair value of trading securities. Adjusted Net Income (Loss) per Share, Basic and Diluted, excludes a one-time adjustment of an acceleration of amortization expense for our IDgenetix test from net income (loss).

We use Adjusted Revenues, Adjusted Gross Margin, Adjusted EBITDA and Adjusted Net Income (Loss) per Share, Basic and Diluted, internally because we believe these metrics provide useful supplemental information in assessing our revenue and operating performance reported in accordance with GAAP, respectively. We believe that Adjusted Revenues, when used in conjunction with our test report volume information, facilitates investors’ analysis of our current-period revenue performance and average selling price performance by excluding the effects of revenue adjustments related to test reports delivered in prior periods, since these adjustments may not be indicative of the current or future performance of our business. We believe that providing Adjusted Revenues may also help facilitate comparisons to our historical periods. Adjusted Gross Margin is calculated using Adjusted Revenues and therefore excludes the impact of revenue adjustments related to test reports delivered in prior periods, which we believe is useful to investors as described above. We further exclude acquisition-related intangible asset amortization in the calculation of Adjusted Gross Margin. We believe that excluding acquisition-related intangible asset amortization may facilitate gross margin comparisons to historical periods and may be useful in assessing current-period performance without regard to the historical accounting valuations of intangible assets, which are applicable only to tests we acquired rather than internally developed. Adjusted Net Income (Loss) per Share, Basic and Diluted, is calculated by excluding a one-time adjustment of an acceleration of amortization expense for our IDgenetix test from net loss. We believe that providing Adjusted Net Income (Loss) per Share, Basic and Diluted, may also help facilitate comparisons to our historical periods. We believe Adjusted EBITDA may enhance an evaluation of our operating performance because it excludes the impact of prior decisions made about capital investment, financing, investing and certain expenses we believe are not indicative of our ongoing performance. However, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes.

These non-GAAP financial measures are not meant to be considered in isolation or used as substitutes for net revenues, gross margin net income (loss) or net income (loss) per share reported in accordance with GAAP; should be considered in conjunction with our financial information presented in accordance with GAAP; have no standardized meaning prescribed by GAAP; are unaudited; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that we may exclude for purposes of these non-GAAP financial measures, and we may in the future cease to exclude items that we have historically excluded for purposes of these non-GAAP financial measures. Likewise, we may determine to modify the nature of adjustments to arrive at these non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measure as used by us in this press release and the accompanying reconciliation tables have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Accordingly, investors should not place undue reliance on non-GAAP financial measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the tables at the end of this release.
About Castle Biosciences
Castle Biosciences (Nasdaq: CSTL) is a leading diagnostics company improving health through innovative tests that guide patient care. The Company aims to transform disease management by keeping people first: patients, clinicians, employees and investors.

Castle’s current portfolio consists of tests for skin cancers, Barrett’s esophagus and uveal melanoma. Additionally, the Company has active research and development programs for tests in these and other diseases with high clinical need, including its test in development to help guide systemic therapy selection for patients with moderate-to-severe atopic dermatitis seeking biologic treatment. To learn more, please visit www.CastleBiosciences.com and connect with us on LinkedIn, Facebook, X and Instagram.

DecisionDx-Melanoma, DecisionDx-CMSeq, i31-SLNB, i31-ROR, DecisionDx-SCC, MyPath Melanoma, TissueCypher, DecisionDx-UM, DecisionDx-PRAME and DecisionDx-UMSeq are trademarks of Castle Biosciences, Inc.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements include, but are not limited to, statements concerning our expectations regarding: Castle’s 2025 total revenue guidance of $310-320 million; continued top-line performance and growth of test volumes; the potential mid- to long-term value possibly generated from the Previse and SciBase transactions; the ability of DecisionDx-Melanoma and DecisionDx-SCC to bring substantial added value to clinicians and their patients; the ability of DecisionDx-Melanoma to (i) reduce mortality risk compared to untested patients and (ii) improve patient survival; the ability of DecisionDx-SCC to (i) predict individual risk of metastasis, benefit from /ART and risk of LR and (ii) provide comprehensive results to support tailored post-surgical management and treatment pathway recommendations; the success of Castle’s DecisionDx-SCC reconsideration request for the Novitas LCD determination; and Castle’s ability to achieve near- and long-term success and the continued growth of our portfolio. The words “anticipate,” “can,” “could,” “expect,” “goal,” “may,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation: our assumptions or expectations regarding reimbursement for our products and subsequent coverage decisions, our estimated total addressable markets for our products and product candidates and the related expenses, capital requirements and potential needs for additional financing, the anticipated cost, timing and success of our product candidates, and our plans to research, develop and commercialize new tests and our ability to successfully integrate new businesses, assets, products or technologies acquired through acquisitions, the effects of macroeconomic events and conditions, including inflation and monetary supply shifts, labor shortages, liquidity concerns at, and failures of, banks and other financial institutions or other disruptions in the banking system or financing markets and recession risks, supply chain disruptions, tariffs, outbreaks of contagious diseases and geopolitical events (such as the ongoing conflicts in the Middle East and Ukraine-Russia conflict), among others, on our business and our efforts to address its impact on our business; the possibility that subsequent study or trial results and findings may contradict earlier study or trial results and findings or may not support the results discussed in this press release, including with respect to the tests discussed in this press release; our planned installation of additional equipment and supporting technology infrastructures and implementation of certain process efficiencies may not enable us to increase the future scalability of our TissueCypher Test; the possibility that actual application of our tests may not provide the aforementioned benefits to patients; the possibility that our newer gastroenterology franchise may not contribute to the achievement of our long-term financial targets as anticipated; and the risks set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, each filed or to be filed with the SEC, and in our other filings with the SEC. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements, except as may be required by law.

Investor Relations Contact:
Camilla Zuckero
czuckero@castlebiosciences.com
281-906-3868

Media Contact:
Allison Marshall
amarshall@castlebiosciences.com

###

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
NET REVENUES	$86,188	$87,002	$174,176	$159,976
OPERATING EXPENSES
Cost of sales (exclusive of amortization of acquired intangible assets)	17,626	14,519	34,009	28,413
Research and development	12,787	14,136	25,375	27,945
Selling, general and administrative	58,065	51,088	116,685	99,583
Amortization of acquired intangible assets	1,961	2,247	30,286	4,494
Total operating expenses, net	90,439	81,990	206,355	160,435
Operating (loss) income	(4,251)	5,012	(32,179)	(459)
Interest income	2,944	3,144	6,043	6,140
Changes in fair value of trading securities	1,185	—	(240)	—
Interest expense	(21)	(270)	(38)	(284)
(Loss) income before income taxes	(143)	7,886	(26,414)	5,397
Income tax benefit	(4,666)	(1,034)	(5,089)	(989)
Net income (loss)	$4,523	$8,920	$(21,325)	$6,386

Earnings (loss) per share:
Basic	$0.16	$0.32	$(0.74)	$0.23
Diluted	$0.15	$0.31	$(0.74)	$0.22

Weighted-average shares outstanding:
Basic	28,914	27,646	28,763	27,566
Diluted	29,545	28,738	28,763	28,542

Stock-Based Compensation Expense
Stock-based compensation expense is included in the unaudited condensed consolidated statements of operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cost of sales (exclusive of amortization of acquired intangible assets)	$1,422	$1,401	$2,878	$2,715
Research and development	1,962	2,637	3,857	5,266
Selling, general and administrative	7,824	9,141	15,652	17,873
Total stock-based compensation expense	$11,208	$13,179	$22,387	$25,854

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(UNAUDITED)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income (loss)	$4,523	$8,920	$(21,325)	$6,386
Other comprehensive loss:
Net unrealized loss on marketable investment securities	(92)	(61)	(191)	(308)
Comprehensive income (loss)	$4,431	$8,859	$(21,516)	$6,078

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2025	December 31, 2024
ASSETS	(unaudited)
Current Assets
Cash and cash equivalents	$82,233	$119,709
Marketable investment securities	193,697	173,421
Accounts receivable, net	52,311	51,218
Inventory	8,366	8,135
Prepaid expenses and other current assets	12,061	7,671
Total current assets	348,668	360,154
Long-term accounts receivable, net	1,132	918
Property and equipment, net	74,060	51,122
Operating lease assets	15,503	11,584
Goodwill and other intangible assets, net	104,125	106,229
Other assets – long-term	1,241	1,228
Total assets	$544,729	$531,235

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$13,181	$6,901
Accrued compensation	24,973	32,555
Contingent consideration	1,000	—
Operating lease liabilities	1,571	1,665
Current portion of long-term debt	1,944	278
Other accrued and current liabilities	8,221	7,993
Total current liabilities	50,890	49,392
Long-term debt	8,096	9,745
Noncurrent portion of contingent consideration	1,500	—
Noncurrent operating lease liabilities	25,377	14,345
Noncurrent finance lease liabilities	364	311
Deferred tax liability	3,126	1,607
Total liabilities	89,353	75,400
Stockholders’ Equity
Preferred stock	—	—
Common stock	29	28
Additional paid-in capital	676,759	655,703
Accumulated deficit	(221,451)	(200,126)
Accumulated other comprehensive income	39	230
Total stockholders’ equity	455,376	455,835
Total liabilities and stockholders’ equity	$544,729	$531,235

CASTLE BIOSCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2025	2024
OPERATING ACTIVITIES
Net (loss) income	$(21,325)	$6,386
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	33,178	6,688
Stock-based compensation expense	22,387	25,854
Change in fair value of trading securities	240	—
Deferred income taxes	(5,437)	(1,542)
Accretion of discounts on marketable investment securities	(2,606)	(3,422)
Other	219	83
Change in operating assets and liabilities:
Accounts receivable	(1,307)	(7,620)
Prepaid expenses and other current assets	(4,696)	(294)
Inventory	(231)	(71)
Operating lease assets	664	678
Other assets	(13)	143
Accounts payable	1,689	(1,650)
Operating lease liabilities	(869)	(432)
Accrued compensation	(7,582)	(7,706)
Other accrued and current liabilities	474	68
Net cash provided by operating activities	14,785	17,163

INVESTING ACTIVITIES
Purchases of marketable investment securities	(92,832)	(113,194)
Proceeds from maturities of marketable investment securities	80,300	86,450
Purchases of debt securities classified as held-to-maturity	(5,569)	—
Asset acquisition, net of cash and cash equivalents acquired	(18,726)	—
Purchases of property and equipment	(14,003)	(14,381)
Proceeds from sale of property and equipment	21	7
Net cash used in investing activities	(50,809)	(41,118)

FINANCING ACTIVITIES
Proceeds from exercise of common stock options	37	73
Payment of employees’ taxes on vested restricted stock units	(3,104)	(1,089)
Proceeds from contributions to the employee stock purchase plan	1,482	1,749
Repayment of principal portion of finance lease liabilities	(57)	(47)
Proceeds from lease incentives received	190	—
Proceeds from issuance of term debt	—	10,000
Net cash (used in) provided by financing activities	(1,452)	10,686

NET CHANGE IN CASH AND CASH EQUIVALENTS	(37,476)	(13,269)
Beginning of period	119,709	98,841
End of period	$82,233	$85,572

CASTLE BIOSCIENCES, INC.
Reconciliation of Non-GAAP Financial Measures (UNAUDITED)
The table below presents the reconciliation of Adjusted Revenues, Adjusted Gross Margin and Adjusted Net Income (Loss) Per Share, Basic and Diluted, which are non-GAAP financial measures. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
(in thousands, except per share data)
Adjusted Revenues
Net revenues (GAAP)	$86,188	$87,002	$174,176	$159,976
Revenue associated with test reports delivered in prior periods	(6)	(363)	1,996	(959)
Adjusted Revenues (Non-GAAP)	$86,182	$86,639	$176,172	$159,017

Adjusted Gross Margin
Gross margin (GAAP)[1]	$66,601	$70,236	$109,881	$127,069
Amortization of acquired intangible assets	1,961	2,247	30,286	4,494
Revenue associated with test reports delivered in prior periods	(6)	(363)	1,996	(959)
Adjusted Gross Margin (Non-GAAP)	$68,556	$72,120	$142,163	$130,604

Gross Margin percentage (GAAP)[2]	77.3%	80.7%	63.1%	79.4%
Adjusted Gross Margin percentage (Non-GAAP)[3]	79.5%	83.2%	80.7%	82.1%

Adjusted Net Income (Loss) per Share, Basic and Diluted
Net income (loss) (GAAP)	$4,523	$8,920	$(21,325)	$6,386
Amortization of acquired intangible assets[4]	—	—	20,099	—
Adjusted Net Income (Loss) (Non-GAAP)	$4,523	$8,920	$(1,226)	$6,386

Weighted-average shares outstanding
Basic	28,914	27,646	28,763	27,566
Diluted	29,545	28,738	28,763	28,542
Net income (loss) per share (GAAP)[5]
Basic	$0.16	$0.32	$(0.74)	$0.23
Diluted	$0.15	$0.31	$(0.74)	$0.22
Adjusted Net Income (Loss) per share (Non-GAAP)[6]
Basic	$0.16	$0.32	$(0.04)	$0.23
Diluted	$0.15	$0.31	$(0.04)	$0.22

1.Calculated as net revenues (GAAP) less the sum of cost of sales (exclusive of amortization of acquired intangible assets) and amortization of acquired intangible assets.
2.Calculated as gross margin (GAAP) divided by net revenues (GAAP).
3.Calculated as Adjusted Gross Margin (Non-GAAP) divided by Adjusted Revenues (Non-GAAP).
4.Represents a one-time adjustment of an acceleration of amortization expense for our IDgenetix test during the three months ended March 31,2025.
5.Calculated as net income (loss) (GAAP) divided by weighted-average shares outstanding, basic and diluted.
6.Calculated as Adjusted Net Income (Loss) (Non-GAAP) divided by weighted-average shares outstanding, basic and diluted.

The table below presents the reconciliation of Adjusted EBITDA, which is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
(in thousands)
Adjusted EBITDA
Net income (loss)	$4,523	$8,920	$(21,325)	$6,386
Interest income	(2,944)	(3,144)	(6,043)	(6,140)
Interest expense	21	270	38	284
Income tax benefit	(4,666)	(1,034)	(5,089)	(989)
Depreciation and amortization expense	3,414	3,348	33,178	6,688
Stock-based compensation expense	11,208	13,179	22,387	25,854
Change in fair value of trading securities	(1,185)	—	240	—
Adjusted EBITDA (Non-GAAP)	$10,371	$21,539	$23,386	$32,083